Exhibit 4.2
EVERGREEN SOLAR, INC.
AND
U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE
4% SENIOR CONVERTIBLE NOTES DUE 2013
FIRST SUPPLEMENTAL INDENTURE
DATED AS OF JULY 2, 2008
TO
INDENTURE
DATED AS OF JULY 2, 2008

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

          FIRST SUPPLEMENTAL INDENTURE, dated as of July 2, 2008, between Evergreen Solar, Inc., a Delaware corporation (the “Company”) and U.S. Bank National Association, a national banking association formed under the laws of the United States of America, as trustee (the “Trustee”).
          WHEREAS, the Company has heretofore entered into an Indenture, dated as of July 2, 2008 (the “Original Indenture”), with the Trustee;
          WHEREAS, the Original Indenture is incorporated herein by reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;
          WHEREAS, Section 9.1 of the Original Indenture expressly permits the Company and the Trustee to enter into one or more indentures supplemental thereto for the purpose of establishing the form or terms of Securities (as defined in the Original Indenture) to be issued under the Indenture without the consent of the holders of any Outstanding Securities (as defined in the Original Indenture);
          WHEREAS, for its lawful corporate purposes, the Company hereby proposes to create under the Indenture an additional series of Securities to be designated as the Company’s 4% Senior Convertible Notes due 2013 (the “Notes”), initially in an aggregate principal amount not to exceed $325,000,000 (or not to exceed $373,750,000 if the Underwriters exercise their option to purchase Additional Notes in full as set forth in the Underwriting Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture;
          WHEREAS, the Form of Notes, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Repurchase Notice, and the Form of Assignment to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
          WHEREAS, all acts and things necessary to make the Notes, when duly executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this First Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to make this First Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of up to $373,750,000 aggregate principal amount of the Notes have in all respects been duly authorized,
          NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of all Holders of the Notes from time to time, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions Generally. All capitalized terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Original Indenture. In the event of any inconsistency between the Original Indenture and this First Supplemental Indenture, this First Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
     Section 1.02 Additional Definitions. Solely with respect to the Notes, the following definitions shall be added to Section 1.1 of the Original Indenture and replace any existing definitions (as applicable) in the Original Indenture, each in appropriate alphabetical order. Unless the context otherwise requires, the following terms shall have the following meanings:
          “Additional Notes” has the meaning specified in Section 2.06.
          “Additional Notes Board Resolutions” means resolutions duly adopted by the Board of Directors and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.
          “Adjustment Date” has the meaning specified in Section 9.04(b).
          “Affiliate” has the meaning specified in the Original Indenture.
          “Agent” means the Paying Agent, the Conversion Agent, any Registrar, authenticating agent, Bid Solicitation Agent or co-Registrar.
          “Bankruptcy Law” means (i) for the purposes of the Company, any bankruptcy, insolvency or other similar statute, regulation or provision of any jurisdiction in which the Company is organized or is conducting business and (ii) for purposes of the Trustee and the Noteholders, Title 11, U.S. Code or any similar United States federal, state or foreign law for the relief of debtors.
          “Bid Solicitation Agent” means any reputable financial services provider that customarily provides administrative agency or trustee services as the Company may designate from time to time. The Bid Solicitation Agent appointed by the Company shall initially be the Trustee.
          “Board of Directors” means the Board of Directors (or comparable body) of the Company or, other than in the case of the definition of “Continuing Director,” any committee thereof duly authorized to act on behalf of such Board of Directors (or comparable body).
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York or the city in which the Corporate Trust Office is authorized or obligated by law or executive order to close or be closed.

          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock but excluding any debt securities convertible into such equity.
          “Closing Date” means the date as of which this First Supplemental Indenture was originally executed and delivered.
          “Closing Sale Price” of Common Stock on any Trading Day means:
(i) the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national securities exchange or market on which Common Stock is listed for trading;
(ii) if Common Stock is not listed for trading on a U.S. national securities exchange or market, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. regional securities exchange on which Common Stock is listed for trading;
(iii) if Common Stock is not listed for trading on a U.S. regional securities exchange, the last quoted bid price per share of Common Stock on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or
(iv) if Common Stock is not so quoted by Pink Sheets LLC or a similar organization, as determined by a nationally recognized securities dealer retained by the Company for that purpose.
The Closing Sale Price shall be determined without reference to extended or after hours trading. The Closing Sale Price of Common Stock may be adjusted pursuant to Section 9.05(i).
          “Code” means the Internal Revenue Code of 1986, as in effect on the date hereof.
          “Commission” has the meaning specified in the Original Indenture.
          “Common Stock” means the common stock, par value $0.01 per share, of the Company, or shares of any class or classes resulting from any reclassification or reclassifications thereof.
          “Common Stock Price” means:

(i) in the case of a Non-Stock Change of Control in which holders of Common Stock receive only cash as consideration for their shares of Common Stock, the amount of cash paid per share of Common Stock in such Non-Stock Change of Control; or
(ii) in the case of all other Non-Stock Changes of Control, the average of the Closing Sale Prices of the shares of Common Stock during the five consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the effective date of such Non-Stock Change of Control.
          “Company” means the party named as such in this First Supplemental Indenture until a successor replaces it and, thereafter, means the successor.
          “Company Order” has the meaning specified in the Original Indenture.
          “Company Repurchase Notice” has the meaning specified in Section 3.02.
          “Company Website” means, as of any date of determination, the principal website maintained by the Company on the Internet, which is located at http://www.evergreensolar.com as of the date hereof.
          “Continuing Director” means, as of any date of determination, any member of the Board of Directors who:
(i) was a member of the Board of Directors on the Closing Date; or
(ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors (or comparable persons if the Company is not a corporation on the date of determination) who were members of the Board of Directors at the time of the nomination or election of such new director (or comparable person if the Company is not a corporation on the date of determination).
          “Conversion Agent” means the office or agency appointed by the Company where Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.
          “Conversion Date” has the meaning specified in Section 9.02.
          “Conversion Notice” has the meaning specified in Section 9.02.
          “Conversion Obligation” has the meaning specified in Section 9.01(a).
          “Conversion Period” has the meaning specified in Section 9.10.
          “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate in effect as of such date.

          “Conversion Rate” means, with respect to $1,000 principal amount of Notes, 82.5593 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.
          “Conversion Settlement Amount” has the meaning specified in Section 9.10.
          “Corporate Trust Office” has the meaning specified in the Original Indenture.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          “Daily Conversion Value” has the meaning specified in Section 9.10.
          “Daily Settlement Amount” has the meaning specified in Section 9.10.
          “Default” means any of the events specified in Section 6.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section.
          “Defaulted Interest” has the meaning specified in the Original Indenture.
          “Depositary” means DTC, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
          “Depositary Entity” has the meaning specified in Section 8.03.
          “Distributed Assets” has the meaning specified in Section 9.05(d).
          “Distribution Notice” has the meaning specified in Section 9.01(b).
          “DTC” means The Depository Trust Company.
          “Event of Default” has the meaning specified in Section 6.01.
          “Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant distribution.
          “Exchange Act” has the meaning specified in the Original Indenture.
          “Exchange Election” has the meaning specified in Section 9.02.
          “Expiration Date” has the meaning specified in Section 9.05(f).
          “Expiration Time” has the meaning specified in Section 9.05(f).
          “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.

          “First Supplemental Indenture” has the meaning given to such term in the preamble hereof.
          “Fiscal Quarter” means, with respect to the Company, any of the four fiscal quarters that comprise the Company’s fiscal year in any given fiscal year publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for each fiscal year to the Trustee upon the Trustee’s request.
          “Fundamental Change” shall be deemed to have occurred when any of the following has occurred:
     (1) the consummation of any transaction the result of which is that any “person” or “group” of related “persons” is or becomes the “beneficial owner” of more than 50% of the Company’s Capital Stock entitled to vote generally in the election of the Board of Directors;
     (2) the first day on which a majority of the members of the Board of Directors are not Continuing Directors (or comparable persons if the Company is not a corporation on the date of determination);
     (3) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (4) the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any “person,” other than:
(a) in any transaction:
          (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and
          (ii) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in the election of directors (or comparable body) immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in the election of directors (or comparable body) of the continuing or surviving Person (or any parent thereof) immediately after giving effect to such transaction; or
            (b) any consolidation, merger or sale, lease, conveyance or other disposition to any Person other than the primary purpose of which is to effect the Company’s redomiciling; or
     (5) the termination of trading of Common Stock (or other common equity interests (or certificates representing common equity interests) into which the Notes are then convertible), which will be deemed to have occurred if shares of Common Stock (or other common equity interests (or certificates representing common equity interests) into which the Notes are then convertible) are not listed on a U.S. national securities exchange.
          However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares of Common Stock and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (4) above consists of common stock or certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange, and, as a result of the transaction or transactions, the Notes become convertible based on such common stock or certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.
          For purposes of this definition, (i) ”beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, (ii) ”group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and (iii) ”person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act.
          “Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).
          “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(c).
          “Global Notes” means one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary, which shall constitute “Global Securities” pursuant to the Original Indenture.
          “Indenture” has the meaning given to such term in the recitals hereof.
          “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, and Reporting Additional Interest, if any.
          “Interest Payment Date” has the meaning specified in Section 2.03.
          “Issue Date” means the date of initial issuance of Notes pursuant to this Indenture.
          “Market Disruption Event” means, if Common Stock is listed on The Nasdaq Global Market or another U.S. national or regional securities exchange or market, (1) the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or market or otherwise) in Common Stock on such securities exchange or market or in any options, contracts or future contracts relating to Common Stock on the primary market for the trading of such options, contracts or futures contracts or (2) a failure by such exchange or market to open for trading during its regular trading session.

          “Maturity Date” means July 15, 2013.
          “Non-Stock Change of Control” means a transaction that is (i) a Fundamental Change and (ii) is described under clause (1) or clause (4) in the definition of “Fundamental Change.”
          “Non-Stock Change of Control Share Price” has the meaning specified in Section 9.04(b).
          “Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Notes” means any Notes issued, authenticated and delivered under this First Supplemental Indenture, including any Global Notes and any Additional Notes.
          “Notice of Default” has the meaning specified in Section 6.01.
          “Officer” means the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, Chief Executive Officer, the principal financial officer, the President, a Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Company.
          “Officers’ Certificate” has the meaning specified in the Original Indenture.
          “Opinion of Counsel” has the meaning specified in the Original Indenture.
          “Original Indenture” has the meaning given such term in the recitals hereof.
          “Outstanding” has the meaning specified in the Original Indenture; provided that (i) Notes, or portions thereof, converted in accordance with Article 9 hereof and (ii) Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent in accordance with Section 7.01 hereof; provided that, if any such Note is repurchased, the holder thereof shall have delivered a Fundamental Change Repurchase Notice in accordance with Section 3.01, shall, in each case, not be deemed to be Outstanding.
          “Paying Agent” means an office or agency where the Notes may be presented or surrendered for payment.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Place of Payment” has the meaning given such term in the Original Indenture.
          “Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
          “Prospectus Supplement” means the prospectus supplement with respect to the offering of the Notes, dated June 26, 2008 and filed with the Commission on June 30, 2008, to the prospectus dated June 24, 2008, accompanying the Company’s registration statement on Form S-3 (No. 333-151885).
          “protected purchaser” has the meaning specified in Section 2.05.
          “Public Spin-Off” has the meaning specified in Section 9.05(d).
          “Public Spin-Off Valuation Period” has the meaning specified in Section 9.05(d).
          “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          “Reference Property” has the meaning specified in Section 9.06(b).
          “Register” means a security register for the registration and the registration of transfer of Notes maintained in the Registrar or in any other office or agency of the Company in a Place of Payment.
          “Registrar” means an office or agency where Notes may be presented and surrendered for registration of transfer or of exchange, and where Notes may be surrendered for conversion.
          “Regular Record Date” means the December 30 and June 30 (whether or not a Business Day) preceding the applicable January 15 and July 15 Interest Payment Date, respectively.
          “Reporting Additional Interest” has the meaning specified in Section 6.10.
          “Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.
          “Scheduled Trading Day” means any day on which the principal U.S. national securities exchange or market on which Common Stock is listed or admitted for trading is scheduled to be open for trading.
          “Securities Act” has the meaning specified in the Original Indenture.
          “Settlement Period Market Disruption Event” means:

(i) a failure by the securities exchange or market referenced in the definition of “Settlement Period Trading Day” to open for trading during its regular trading session; or
(ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day of an aggregate one-half hour of suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Market or otherwise) in Common Stock or in any option contracts or futures contracts relating to Common Stock.
          “Settlement Period Trading Day” means a day during which:
(i) trading in Common Stock generally occurs on the principal U.S. national securities exchange or market on which Common Stock is listed or admitted for trading; and
(ii) there is no Settlement Period Market Disruption Event;
provided, however, that if Common Stock is not traded on any U.S. national securities exchange or market, then “Settlement Period Trading Day” shall mean a day that the Volume Weighted Average Price of Common Stock can be obtained.
          “Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning specified in Rule 1-02(w) under Regulation S-X promulgated by the Commission, as of the date of this Indenture.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
          “Subsidiary” has the meaning specified in the Original Indenture.
          “TIA” or “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.
          “Trading Day” means a day during which:
(i) The Nasdaq Global Market is open for trading, or if Common Stock is not listed on The Nasdaq Global Market, the principal U.S. national or regional securities exchange or market on which Common Stock is listed is open for trading, and has a scheduled closing time of 4:00 p.m., New York City time (or the then-standard closing time for regular trading on the relevant exchange or market), or if Common Stock (or other security for which a Trading Day is being determined) is not so listed, any Business Day; and

(ii) there is no Market Disruption Event.
          “Trading Price” means, per $1,000 principal amount of Notes on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Underwriters; provided that if only one such bid can be reasonably obtained by the Bid Solicitation Agent, then this one bid shall be used; and provided further that, if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent nationally recognized securities dealer then, for the purpose of determining the convertibility of the Notes pursuant to Section 9.01(a)(6) only, the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of (a) the Conversion Rate on such determination date and (b) the Closing Sale Price of Common Stock on such determination date.
          “Trigger Event” has the meaning specified in Section 9.05(d).
          “Trust Officer” means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Underwriters” means Lehman Brothers Inc., Deutsche Bank Securities Inc. and Piper Jaffray & Co.
          “Underwriting Agreement” means the Underwriting Agreement, dated June 26, 2008 among the Company and the Underwriters relating to the offering and sale of the Notes.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Volume Weighted Average Price” on any Settlement Period Trading Day means:
(i) with respect to Common Stock, the per share of Common Stock volume weighted average price as is displayed under the heading “Bloomberg VWAP” on Bloomberg page “ESLR <equity> AQR” (or any successor service or page if such service or page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day; or, if such price is unavailable, the “Volume Weighted Average Price” means the market value per one share of Common Stock on such Settlement Period Trading Day as determined by a nationally recognized independent investment banking firm (which may be an Underwriter or one of its affiliates) retained for this purpose by the Company; or
(ii) with respect to any Reference Property, the volume weighted average price per unit of Reference Property as determined in a manner substantially consistent with the manner in which the “Volume Weighted Average Price” of a share of Common Stock is to be determined in accordance with clause (i) as determined in good faith by the Company.
          “Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
     Section 1.03 Rules of Construction. Unless the context otherwise requires: a term has the meaning assigned to it; “or” is not exclusive; “including” means including without limitation; and words in the singular include the plural and words in the plural include the singular.
ARTICLE 2
THE NOTES
     Section 2.01 Designation, Amount and Issuance of Notes. The Notes shall be designated as “4% Senior Convertible Notes due 2013.” The Notes initially will be issued in an aggregate principal amount not to exceed $325,000,000 (or $373,750,000 if the Underwriters exercise their option to purchase Additional Notes in full as set forth in the Underwriting Agreement), subject to Section 2.06 and except for Notes authenticated and delivered pursuant to Sections 2.05, 3.05 and 9.02 hereof and Section 3.3 of the Original Indenture. Notes may be executed by the Company and delivered to the Trustee for authentication as provided in Section 3.3 of the Original Indenture.
     Section 2.02 Form of the Notes. Article 2 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.”
     Section 2.03 Date and Denomination of Notes; Payment at Maturity; Payment of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified in the form of Notes attached as Exhibit A hereto.
          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period that is less than a whole month shall be computed on the basis of the actual number of days elapsed during such less than whole-month period divided by 360.

          If any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day and no additional interest or other amount will be paid as a result of any such postponement.
          On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash per $1,000 principal amount of Notes and accrued and unpaid interest to, but not including, the Maturity Date, unless such Note has been earlier converted or repurchased by the Company at the Holder’s option. With respect to Global Notes, such principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Notes, such principal and interest will be payable at the Company’s office or agency maintained for that purpose. If the Maturity Date falls on a date that is not a Business Day, such payment of principal will be postponed until the next succeeding Business Day and no additional interest or other amount will be paid as a result of any such postponement.
          Interest on the Notes will accrue at the rate of 4% per annum, from the Issue Date, or the most recent date to which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment or until such Notes are settled upon conversion as described in Section 9.10. Interest shall be payable in cash on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing January 15, 2009, to the Person in whose name any Note is registered on the Register at 5:00 p.m., New York City time, on any Regular Record Date with respect to the applicable Interest Payment Date, except that the interest payable upon the Maturity Date will be payable to the Person to whom the principal amount is paid and subject to the second paragraph (including clauses (1) and (2)) of Section 3.7 of the Original Indenture. Notwithstanding the foregoing, any Notes or portion thereof surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date for an Interest Payment Date but prior to the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:
(i) with respect to Notes surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date immediately preceding the Maturity Date;
(ii) with respect to Notes surrendered for conversion in connection with a Fundamental Change if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; and
(iii) with respect to Defaulted Interest, if Defaulted Interest exists at the time of conversion with respect to such Notes.
The Company shall pay interest:
(i) on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii) on any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Holder of such Notes as it appears in the Register, provided, however, that, at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes; and
(iii) on any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Paying Agent and Registrar at least five Business Days prior to the relevant Interest Payment Date, provided, however, that, at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes.
          To the extent enforceable under applicable law, payments of principal or interest on the Notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate, in the case of interest, from the most recent Interest Payment Date on which such interest was payable and, in the case of principal, from the Stated Maturity.
     Section 2.04 Intentionally Omitted.
     Section 2.05 Replacement Notes. Section 3.6 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “If a mutilated Note is surrendered to the Registrar or if the Noteholder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met (as shall be certified to the Trustee by the Company), such that the Noteholder (i) satisfies the Company and the Trustee within a reasonable time after it has provided notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Noteholder for their expenses in replacing a Note. In case any Note which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), as the case may be, or is to be converted pursuant to Article 9, shall become mutilated or be destroyed, lost or wrongfully taken, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or wrongful taking, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or wrongful taking of such Notes and of the ownership thereof.
          Every replacement Note is a new obligation of the Company in replacement of the Note that has been mutilated, lost, destroyed or wrongfully taken.
          The provisions of this Section 2.05 are exclusive and shall preclude (to the extent enforceable under applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.”
     Section 2.06 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without notice to or the consent of the Noteholders, create and issue pursuant to this Indenture additional Notes (“Additional Notes”) having terms and conditions identical to those of the other Outstanding Notes, except that Additional Notes may:
(i) have a different Issue Date from the Issue Date for other Outstanding Notes;
(ii) have a different issue price than other Outstanding Notes; and
(iii) have terms specified in the Additional Notes Board Resolutions for such Additional Notes making appropriate adjustments to this Article 2 and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes);
provided, no Additional Notes may be issued unless such Additional Notes are fungible with the Notes issued pursuant to the Underwriting Agreement for U.S. federal income tax and securities laws purposes, as determined pursuant to an Opinion of Counsel; and provided further, that the Additional Notes have the same CUSIP number as other Outstanding Notes. No Additional Notes may be issued if on the Issue Date therefor any Event of Default has occurred and is continuing.
          The Notes originally issued pursuant to the Underwriting Agreement in an aggregate principal amount not to exceed $373,750,000 and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, offers to purchase and United States federal tax purposes. The issuance of Notes in aggregate amount not to exceed $48,750,000 pursuant to the Underwriters’ option to purchase additional Notes in accordance with the Underwriting Agreement shall not be considered Additional Notes for purposes of the Indenture.
          With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a resolution of the Board of Directors and an Officers’ Certificate in respect of such Additional Notes, which shall together provide the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(ii) the Issue Date, issue price, amount of interest accrued and payable on the first Interest Payment Date, first Interest Payment Date, CUSIP number and corresponding ISIN of such Additional Notes; and
(iii) such matters as shall be applicable to such Additional Notes as described in clause (iii) of the second preceding paragraph.
     Section 2.07 Cancellation. Section 3.9 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “All Notes surrendered for payment, redemption, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.07, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of in accordance with its customary procedures.”
ARTICLE 3
REPURCHASE OF NOTES
     Section 3.01 Repurchase at Option of Holders Upon a Fundamental Change.
     (a) If there shall occur a Fundamental Change at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the mailing or delivery date of the Company Repurchase Notice related to such Fundamental Change, at a cash repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 3.01(c); provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Fundamental Change Repurchase Date to the Holders of record of the Notes on the applicable Regular Record Date instead of the Holders surrendering the Notes for repurchase on such date.

     (b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall mail or deliver or cause to be mailed or delivered to all Holders of record of the Notes on the date of the Fundamental Change at their addresses shown in the Register a Company Repurchase Notice as set forth in Section 3.02 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee, the Conversion Agent, and the Paying Agent at such time as it is mailed to Holders of Notes. Simultaneously with providing such notice, the Company shall also publicly announce through a reputable national newswire in the United States such information and make the information available on the Company Website.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.
     (c) For Notes to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time after the occurrence of the Fundamental Change and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Notes duly completed (if the Notes are certificated) or stating the following (if the Notes are represented by a Global Note): (A) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (B) that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in the Notes and in this Indenture, together with (ii) such Notes duly endorsed for transfer (if the Notes are certificated) or book-entry transfer of such Notes (if such Notes are represented by a Global Note). Further, if a Holder holds a beneficial interest in a Global Note, the notice of repurchase must comply with applicable Depositary procedures. The delivery of such Notes to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefor; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice and no written notice of withdrawal in accordance and complying with Section 3.04 shall have been received by the Paying Agent at or any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

          Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery to the Trustee of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Notes.
     Section 3.02 Company Repurchase Notice. In connection with any repurchase of Notes pursuant to Section 3.01, the notice contemplated by such provision (the “Company Repurchase Notice”) shall:
(a) state the repurchase price and the Fundamental Change Repurchase Date to which the Company Repurchase Notice relates;
(b) state the event constituting the Fundamental Change and the effective date of the Fundamental Change;
(c) state that the repurchase price will be paid in cash;
(d) state that Holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date;
(e) include a form of Fundamental Change Repurchase Notice;
(f) state the name and address of the Paying Agent;
(g) state that Notes must be surrendered to the Paying Agent to collect the repurchase price;
(h) state that a Holder may withdraw its Fundamental Change Repurchase Notice in whole or in part at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.03;
(i) state that the Notes are then convertible, the then applicable Conversion Rate, and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change;
(j) state that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted only if the Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
(k) state the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date; and

(l) state the CUSIP number of the Notes.
          A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, that the text of the Company Repurchase Notice shall be prepared by the Company.
          The Company will, to the extent required, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Notes.
          Notwithstanding the foregoing, the Company will not be required to make an offer to purchase the Notes after the Maturity Date.
     Section 3.03 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.01, the Holder of the Notes in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Notes. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Notes by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Notes (provided the Holder has satisfied the conditions in Section 3.01) and (y) the time of book-entry transfer or delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 3.01. The Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 9 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.
          A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Company Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:
(a) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,
(b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or whole multiples thereof, and

(c) the principal amount, if any, of such Notes which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company, which must be $1,000 or whole multiples thereof.
          Further, if a Holder holds a beneficial interest in a Global Note, the notice of withdrawal must comply with applicable Depositary procedures. If a Fundamental Change Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Notes listed in such Fundamental Change Repurchase Notice.
     Section 3.04 Deposit of Repurchase Price. No later than 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 of the Original Indenture, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.
          If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, as of the Fundamental Change Repurchase Date, such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the repurchase price and, subject to Section 3.01(a), accrued and unpaid interest upon delivery or book-entry transfer of the Notes. This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.
     Section 3.05 Notes Repurchased in Part. Upon presentation of any certificated Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.
ARTICLE 4
ADDITIONAL COVENANTS
     Section 4.01 Commission Reports. Section 7.4 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “The Company shall deliver to the Trustee, within 15 calendar days after the Company would have been required to file with the Commission, copies of the annual reports and any of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with other provisions of Section 314(a) of the Trust Indenture Act.

          Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database will be deemed delivered to the Trustee for purposes of this Indenture at the time of such filing through the EDGAR database.”
     Section 4.02 Reporting Additional Interest Notice. In the event that the Company is required to pay any Reporting Additional Interest to Holders of Notes, the Company will provide written notice to the Trustee of its obligation to pay Reporting Additional Interest no later than two calendar days prior to the relevant Interest Payment Date for Reporting Additional Interest, and such notice shall set forth the amount of Reporting Additional Interest to be paid by the Company on such Interest Payment Date. The Trustee shall not at any time be under any duty or responsibility to any Noteholder to determine the Reporting Additional Interest, or with respect to the nature, extent or calculation of the amount of Reporting Additional Interest when made, or with respect to the method employed in such calculation of the Reporting Additional Interest.
     Section 4.03 Maintenance of Office or Agency. Section 10.2 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office is located at the office of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005 and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.”
ARTICLE 5
SUCCESSOR COMPANY
          Article 8 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) with this Article 5:
     Section 5.01 When Company May Consolidate, Merge or Transfer Assets. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of its consolidated property and assets to another Person, unless:
(a) either (i) the Company is the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of any state of the United States or the District of Columbia and such Person assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and this Indenture, in each case in a form reasonably satisfactory to the Trustee;
(b) immediately after giving effect to the transaction described in clause (a) of this Section 5.01, no Default or Event of Default has occurred and is continuing;
(c) if as a result of such transaction the Notes become convertible based on ordinary shares, common stock or other securities issued by any Person other than the Company or the resulting, surviving or transferee Person, such other Person fully and unconditionally guarantees all obligations of the Company or the resulting, surviving or transferee Person (if other than the Company), as applicable, under the Notes and this Indenture; and
(d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.
          For purposes of this Section 5.01, the sale, lease, transfer, conveyance or other disposition of all or substantially all of the property and assets of one or more Subsidiaries of the Company, which property and assets if held by the Company instead of such Subsidiary or Subsidiaries, would constitute all or substantially all of the property and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the property and assets of the Company.
     Section 5.02 Successor to be Substituted. In case of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such successor Person shall succeed to, and be substituted for, the Company, and may exercise all of the Company’s rights and powers under the Notes and Indenture with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes and this Indenture. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Evergreen Solar, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
     Section 5.03 Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease, transfer, conveyance or other disposition and any such assumption complies with the provisions of this Article 5.”
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default. Section 5.1 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
“An “Event of Default” shall mean any one of the following events:
(a) a default by the Company in any payment of interest on any Note when the same becomes due and payable and such default continues for 30 calendar days;
(b) a default by the Company in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon declaration or otherwise or upon required repurchase in connection with a Fundamental Change;
(c) a failure by the Company to deliver the Conversion Settlement Amount as required pursuant to Article 9 in satisfaction of the Company’s Conversion Obligation upon the conversion of any Notes and such failure continues for five Business Days following the scheduled settlement date for such conversion;
(d) a failure by the Company to provide notice of the anticipated effective date or actual effective date of a Fundamental Change on a timely basis to the extent required by Section 3.01 or 9.01 hereof and such failure continues for five calendar days;
(e) a failure by the Company to perform or observe any other term, covenant or agreement in the Notes or this Indenture (other than those referred to in clause (a), (b), (c), or (d) above) and such failure continues for 60 calendar days after the notice specified below;
(f) a failure by the Company to pay when due (whether at Stated Maturity or otherwise) or a default that results in the acceleration of maturity, of any Indebtedness for borrowed money of the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness (or guarantee) now exists or is created after the date of this Indenture, in an aggregate amount in excess of $15 million (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or acceleration has been received by the Company or such Significant Subsidiary;
(g) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(i) commences a voluntary case;
(ii) consents to the entry of an order for relief against it in an involuntary case;
(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;
(iv) makes a general assignment for the benefit of its creditors; or
(v) takes any comparable action under any foreign laws relating to insolvency; or
(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company in an involuntary case;
(ii) appoints a Custodian of the Company or for any substantial part of its property;
(iii) orders the winding up or liquidation of the Company; or
(iv) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 calendar days.
          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          However, a Default under clause (e) of this Section 6.01 will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the Outstanding Notes notify the Company of the Default and such Default is not cured within the time specified by clause (e) of this Section 6.01 after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          Notwithstanding anything in this Indenture to the contrary, if the Company is required to comply with Rule 13e-4, Rule 14e-1 and/or any other tender offer rule under the

Exchange Act or applicable state securities laws and such compliance contravenes the terms of this Indenture or the Notes, such compliance will not, standing alone, constitute an Event of Default.”
     Section 6.02 Acceleration of Maturity; Rescission and Annulment. Section 5.2 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
     (a) “If an Event of Default described in clauses (g) or (h) of Section 6.01 occurs and is continuing, the principal of and accrued and unpaid interest on the Outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid interest on the Outstanding Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately and the Trustee may, in its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings.
     (b) Subject to Sections 6.07 and 8.02, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the Outstanding Notes may, by written notice to the Company and the Trustee, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences if:
     (i) the Company has paid (or deposited with the Trustee a sum sufficient to pay) (1) all Defaulted Interest on all Outstanding Notes; (2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon Defaulted Interest on all Outstanding Notes; and (4) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (ii) all existing Events of Default, other than the nonpayment of the principal of or interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
     (c) The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders of the Notes has consented to such rescission and attaching copies of such consents.
     (d) Subject to Section 6.02(a), the Holders of a majority in aggregate principal amount of the Notes then Outstanding, on behalf of the Noteholders, by notice to the Trustee may waive any past Default or Event of Default and its consequences (including votes for or consents to such a waiver obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) except:

     (i) an Event of Default in the payment of the principal of or interest on a Note;
     (ii) an Event of Default arising from the failure of the Company to deliver the Conversion Settlement Amount upon the conversion of any Notes pursuant to the terms of this Indenture;
     (iii) an Event of Default arising from the failure to repurchase any Note when required pursuant to the terms of this Indenture; or
     (iv) an Event of Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Noteholder affected.
     (e) When a Default or an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.”
     Section 6.03 Intentionally Omitted.
     Section 6.04 Control by Majority. Subject to Section 5.12 of the Original Indenture, the Holders of the Notes of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of the Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or the Indenture. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.05 Limitation on Suits. Section 5.7 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “Subject to Section 6.06 hereof relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Company or any of Holders unless the Company or such Holders have offered to the Trustee indemnity or security against any loss, liability or expense satisfactory to the Trustee. Except to enforce the right to receive payment of principal, or interest when due or to convert such Notes in accordance with Article 9, no Holder of the Notes may pursue any remedy with respect to this Indenture or the Notes unless:
(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;
(b) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(d) the Trustee has not complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and
(e) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.”
     Section 6.06 Rights of Noteholders to Receive Payment or Conversion Consideration. Section 5.8 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “Notwithstanding any other provision of this Indenture, the right of any Holder of the Notes to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to convert such Notes in accordance with Article 9, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder of the Notes.”
     Section 6.07 Collection Suit by Trustee; Other Remedies. Section 5.3 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
(a) “If an Event of Default in payment of principal and interest, if any, specified in clause (a) or clause (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on Defaulted Interest, in each case at the annual rate of 1% above the annual interest rate borne by the Notes.
(b) If an Event of Default of which a Trust Officer of the Trustee has knowledge occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.”
     Section 6.08 Trustee May File Proofs of Claim. Section 5.4 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, advances or any other amounts due to the Trustee under Section 6.7 of the Original Indenture, its agents, appointees and counsel, accountants and experts) and the holders of the Notes allowed in any judicial proceedings relating to the Company, its creditors or its property or any other obligor on the Notes, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each holder of the Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and appointee and counsel, and any other amounts due to the Trustee under Section 6.7 of the Original Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and appointees and counsel, and any other amounts due to the Trustee under Section 6.7 of the Original Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.”
     Section 6.09 Priorities. Section 5.6 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     First: to the Trustee, the Agents and their agents and appointees and attorneys for amounts due under Section 6.7 of the Original Indenture, including (but not limited to) payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to holders of the Notes for amounts due and unpaid on the Notes for principal and interest or pursuant to the Company’s Conversion Obligation ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest respectively; and
     Third: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.
          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to holders of the Notes pursuant to this Section 6.09; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for holders of the Notes pursuant to this Section 6.09.”
     Section 6.10 Sole Remedy for Failure to Report. Notwithstanding any other provision of this Indenture, the sole remedy for an Event of Default relating to the failure of the Company to comply with its agreements under Section 4.01 will for the 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Reporting Additional Interest”) on the principal amount of the Notes at a rate equal to 0.50% per annum. This Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates and subject to the same terms as other interest payable under this Indenture. Reporting Additional Interest will accrue on all Outstanding Notes from, and including, the date on which such Event of Default relating to a failure to comply with such Section 4.01 first occurs to, and including, the 180th calendar day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with such Section 4.01 shall have been cured or waived). On the calendar day after such 180th calendar day (or such earlier date on which the Event of Default relating to a failure to comply with such Section 4.01 shall have been cured or waived), such Reporting Additional Interest will cease to accrue, and on such 181st calendar day the Notes will be subject to acceleration and other remedies as provided in this Article 6 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 6.10 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. For the further avoidance of doubt, the Reporting Additional Interest shall not begin accruing until the Company fails to comply with such Section 4.01 for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Notes.
     Section 6.11 The Trustee May Enforce Claims Without Possession of Securities. Section 5.5 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “All rights of action and claims under this Indenture and under any Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.”
     Section 6.12 Delay or Omission Not Waiver. Section 5.11 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “No delay or omission of the Trustee or of any holder of the Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 6.12 or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Notes, in each case in accordance with the terms of this Indenture.”
     Section 6.13 Restoration of Rights and Remedies. Section 5.9 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “If the Trustee or any holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder of the Notes, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of the Notes shall be restored by the Company severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of the Notes shall continue as though no such proceeding had been instituted.”
     Section 6.14 Notices of Default by Company. Notwithstanding anything to the contrary in this Indenture, the Company shall deliver to the Trustee promptly (and in no event later than 30 calendar days) upon becoming aware of the occurrence of any Default or any Event of Default written notice in the form of an Officers’ Certificate stating the status of such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Section 6.15 Notices of Default by Trustee. Section 6.2 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 calendar days after it occurs. Except in the case of a Default in the payment of principal of, or interest, if any, on any Note or delivery of the Conversion Settlement Amount upon conversion of any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of Holders of the Notes. The Trustee shall not be charged with knowledge of an Event of Default or a Default (other than a payment Default) unless a Trust Officer has received written notice thereof describing the Default and referring to this Indenture.”
ARTICLE 7
DISCHARGE OF INDENTURE
     Section 7.01 Discharge of Liability on Notes. Section 4.1 of Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “(a) When (i) the Company delivers to the Registrar all Outstanding Notes (other than Notes replaced pursuant to Section 2.05 for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity, upon a repurchase pursuant to Article 4, and the Company irrevocably deposits with the Paying Agent or the Conversion Agent, as the case may be, money sufficient to pay at maturity, upon repurchase all amounts due under the then Outstanding Notes, including interest thereon to maturity or such repurchase date (other than Notes replaced pursuant to Section 2.05), and cash and any Common Stock or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this First Supplemental Indenture shall, subject to Section 7.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this First Supplemental Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.”

          (b) Notwithstanding Section 7.01(a), the Company’s obligations in this Article 7 shall survive until the Notes have been paid in full or the Company Conversion Obligations with respect to the delivery of the Conversion Settlement Amount in accordance with Article 9 have been satisfied in full.”
     Section 7.02 Application of Trust Money. Section 4.2 of Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “The Paying Agent or the Conversion Agent, as the case may be, shall hold in trust money and any Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 7. The Paying Agent or the Conversion Agent, as the case may be, shall apply the deposited money in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of cash and any Common Stock or other property due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.”
     Section 7.03 Reinstatement. If the Paying Agent or the Conversion Agent, as the case may be, is unable to apply any money or to deliver any Common Stock or other property due in respect of converted Notes in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Paying Agent or the Conversion Agent, as the case may be, is permitted to apply all such money and any Common Stock or other property due in respect of converted Notes in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Paying Agent or the Conversion Agent, as the case may be.
     Section 7.04 Defeasance. The Notes will not be subject to defeasance. Accordingly, Article 13 of the Original Indenture shall not apply with respect to the Notes.
ARTICLE 8
AMENDMENTS
     Section 8.01 Without Consent of Noteholders. Section 9.1 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:
(i) to provide for amendments to the conversion rights of Holders of the Notes and the Company’s repurchase obligations in connection with a Fundamental Change or in the event of any change or reclassification of Common

Stock, consolidation, merger or sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s property and assets;
(ii) to comply with Article 5;
(iii) to surrender any right or power herein conferred upon the Company;
(iv) to add to the covenants of the Company for the benefit of the Noteholders (including adding one or more additional put rights in favor of the Noteholders);
(v) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the Description of the Notes contained in the Company’s Prospectus Supplement will not be deemed to adversely affect the interests of the Holders of the Notes;
(vi) to increase the Conversion Rate; provided that the increase will not adversely affect the interests of the Holders of the Notes; provided that any such increase in the Conversion Rate that is specifically contemplated in clauses (a) through (f) and clauses (h) and (i) of Section 9.01 will not be deemed to adversely affect the interests of the Holders of the Notes;
(vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(viii) to secure the Notes;
(ix) to add guarantees of obligations under the Notes;
(x) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; or
(xi) to provide for a successor Trustee.
          After an amendment under this Section 8.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.”

     Section 8.02 With Consent of Noteholders. Section 9.2 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:
          “The Company and the Trustee may amend this Indenture or the Notes with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), without prior notice to any other Noteholder. However, without the written consent or the affirmative vote of the Holder of each Outstanding Note affected by such amendment (including, without limitation, consents obtained in connection with or purchase of, or tender offer or exchange offer for, the Notes), an amendment may not:
(a) change the Maturity Date of any Note or the date of any interest payment due upon any Note;
(b) reduce the rate of interest on any Note;
(c) reduce the principal amount of any Note;
(d) reduce the amount payable upon the repurchase of any Notes;
(e) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;
(f) except as otherwise permitted pursuant to this Indenture, affect the right of a Holder to convert any Notes and receive the Conversion Settlement Amount in satisfaction of the Conversion Obligation or reduce the Conversion Rate;
(g) impair the right of a Holder to receive payment with respect to the Notes or to institute suit for payment of any Notes;
(h) change the currency in which any Note is payable;
(i) change the Company’s obligation to maintain an office or agency in New York City under Section 4.03 hereof;
(j) reduce the percentage in aggregate principal amount of the Outstanding Notes required for waiver of past Defaults or Events of Default pursuant to Section 6.02, or otherwise modify Section 6.02 in any manner materially adverse to any Holder, except to increase the percentage in aggregate principal amount of the Outstanding Notes required for waiver or to provide for consent of each affected Noteholder; or
(k) make any change to the second sentence of this Section 8.02.
          For the avoidance of doubt, the only written consent or affirmative vote required to approve any of the foregoing changes is the written consent or affirmative vote of the Holder of each Note affected by such change; the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Notes is not additionally required.
          It is not necessary for the consent of the Holders of Notes under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
          After an amendment under this Section 8.02 becomes effective, the Company shall send to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.”
     Section 8.03 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Noteholder of a Note shall bind the Noteholder and every subsequent Noteholder of that Note or portion of the Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Noteholder or subsequent Noteholder may revoke the consent or waiver as to such Noteholder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.
          For purposes of this Indenture, the consent of the Holder of a Global Note shall be deemed to include any consent delivered by any member of, or participant in, any Depositary or DTC, any nominees thereof and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company (“Depositary Entity”) by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such Depositary Entity.
          Without limiting the generality of this Section 8.03, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in or pursuant to this Indenture to be given, made or taken by Holders, and a Depositary or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Note in the records of such Depositary, with regard to all or any part of the principal amount of such Note.

          Nothing in this Section shall be construed to prevent the Company or the Trustee from fixing a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no further action by any Person be canceled and of no effect).
ARTICLE 9
CONVERSION OF NOTES
          Article 14 of the Original Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) by this Article 9:
     Section 9.01 Right to Convert.
     (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Maturity Date, the Holder of any Notes for which a Fundamental Change Repurchase Notice has not been delivered in accordance with Section 3.01(c) hereof (provided that such notice has not been withdrawn in accordance with Section 3.03 hereof) shall have the right, at such Holder’s option, to convert the principal amount of the Notes held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, based at the Conversion Rate in effect at such time, by surrender of the Notes so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 9.01 and in the manner provided in Section 9.02 (the “Conversion Obligation”). The Notes shall be convertible, on or prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Maturity Date, only during the following periods:
     (1) during any Fiscal Quarter beginning after the Fiscal Quarter ending on or about September 30, 2008 (but only during such Fiscal Quarter), if the Closing Sale Price of Common Stock was more than 130% of the then applicable Conversion Price for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on, and including, the last Trading Day of the immediately preceding Fiscal Quarter;
     (2) if the Company distributes to all or substantially all holders of Common Stock rights (other than pursuant to a stockholder rights plan) or warrants entitling them to purchase, for a period expiring within 45 calendar days of the date of such distribution, Common Stock at a price per share less than the average of the Closing Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, on any date during the period specified in Section 9.01(b);
     (3) if the Company distributes to all or substantially all holders of Common Stock cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a stockholder rights plan or a dividend or distribution on Common Stock in Common Stock), which distribution has a per share of Common Stock value, as determined by the Board of Directors, exceeding 10% of the average of the Closing Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, on any date during the period specified in Section 9.01(b);
     (4) if the Company consolidates with or merges with or into another Person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of its consolidated assets (other than a consolidation, merger, sale, lease, transfer, conveyance or other disposition, the primary purpose of which is to effect a redomiciling of the Company) in each case in a transaction that does not constitute a Fundamental Change, in each case pursuant to which Common Stock would be converted into or exchanged for cash, securities and/or other property, at any time beginning on the Business Day immediately following the effective date of the transaction and until 5:00 p.m., New York City time, on the 30th Business Day thereafter;
     (5) if a Fundamental Change occurs, at any time beginning on the Business Day following the effective date of the Fundamental Change until 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change;
     (6) during the five consecutive Business-Day period immediately following any five consecutive Trading-Day period (the “measurement period”) in which the Trading Price per $1,000 principal amount of the Notes on each Trading Day of the measurement period was less than 98% of the product of (x) the Closing Sale Price of Common Stock on such Trading Day multiplied by (y) the then applicable Conversion Rate, subject to compliance with procedures and conditions concerning the obligation to make a trading price determination as described in Section 9.01(c); or
     (7) at any time on or after April 15, 2013, until 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Maturity Date.
     (b) In the case of a distribution contemplated by clauses (2) or (3) of Section 9.01(a), the Company shall notify Holders of Notes at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (the “Distribution Notice”). The Distribution Notice shall state (i) if the Notes have become or will become convertible at the time of or in connection with such event, (ii) the date on which a record is to be taken for the purpose of such dividend or distribution of Common Stock rights, warrants, cash or other assets, debt securities or rights to purchase the Company’s securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined and (iii) the period during which Holders are permitted to exercise such conversion rights. Simultaneously with providing such Distribution Notice, the Company shall publicly announce through a reputable national newswire in the United States the relevant information and make this information available on the Company Website. Once the Company has given the Distribution Notice, Holders may surrender their Notes for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date or (ii) an announcement by the Company, if any, that such distribution will not take place. In the event of a distribution contemplated by clause (2) or (3) of Section 9.01(a), Holders may not convert the Notes based on satisfaction of clause (2) or (3) Section 9.01(a), as applicable, if such Holders may otherwise participate in such distribution contemporaneously with such holders of Common Stock without conversion as a result of holding the Notes.
     (c) The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes and whether the Notes are convertible pursuant to clause (6) of Section 9.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Notes makes a request for a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes is less than 98% of the product of the Closing Sale Price of Common Stock and the Conversion Rate then in effect. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price for the Notes for a Trading Day is greater than or equal to 98% of the product of the Closing Sale Price of Common Stock and the then applicable Conversion Rate, and to notify the Company accordingly. The Bid Solicitation Agent’s sole duty in respect of such determination shall consist of requesting and receiving, and, if applicable, averaging the quotations provided by the independent nationally recognized securities dealers referred to in the definition of “Trading Price.”
          The Bid Solicitation Agent shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Bid Solicitation Agent’s duties and obligations pursuant to this Section 9.01(c) (including without limitation the calculation or determination of the Conversion Rate, the Closing Sale Price and the Trading Price), and the Company agrees, if requested by the Bid Solicitation Agent, to cooperate with, and provide assistance to, the Bid Solicitation Agent in carrying out its duties under this Section 9.01(c).
          If the Company is obligated to make a request pursuant to this Section 9.01(c) and fails to do so, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of Common Stock and the Conversion Rate then in effect on each Trading Day that the Company fails to make such request for which they are obligated.
     (d) Whenever the Notes shall become convertible pursuant to clause (1) or (6) of Section 9.01(a), the Company shall promptly notify the Trustee and the Conversion Agent, and the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders, of the event triggering such convertibility in the manner provided in Section 1.6 of the Original Indenture. If, after the Notes become convertible pursuant to clause (6) of Section 9.01(a), the Trading Price per $1,000 principal amount of the Notes is greater than 98% of the product of the Closing Sale Price of Common Stock and the then applicable Conversion Rate, the Company shall so notify the Holders, the Trustee and the Conversion Agent in the manner provided in Section 1.6 of the Original Indenture.
          The Conversion Agent shall, on the Company’s behalf, determine at the beginning of each Fiscal Quarter after the Fiscal Quarter ending on or about September 30, 2008 whether the Notes are convertible pursuant to clause (1) of Section 9.01(a). Whenever the Conversion Agent notifies the Company that the Notes have become convertible pursuant to clause (1) of Section 9.01(a), the Company shall promptly notify Holders of the Notes and the

Trustee. Contemporaneously with providing such notice, the Company shall also publicly announce such information through a reputable national newswire in the United States and make this information available on the Company Website.
          Whenever the Notes shall become convertible pursuant to clause (4) or (5) of Section 9.01(a), the Company shall, on or prior to the later of (x) 10 calendar days prior to the anticipated effective date of the relevant transaction or (y) the date the Company becomes aware (or should have become aware) of such anticipated effective date, notify the Trustee and the Conversion Agent, and the Company, or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders, of the event triggering such convertibility in the manner provided in Section 1.6 of the Original Indenture. In each case, contemporaneously with providing such notice, the Company shall also publicly announce such information through a reputable national newswire in the United States and make this information available on the Company Website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
     Section 9.02 Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such irrevocable Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements, signature guarantees and transfer documents as may be required by the Conversion Agent pursuant to a written direction from the Company, (D) if required pursuant to Section 2.03, pay funds equal to interest payable on the next Interest Payment Date, and (E) pay any documentary, stamp or similar issue or transfer tax, fee or duty due, if any upon the issuance and delivery of Common Stock upon conversion.
          In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must (A) comply with the Depository’s procedures for converting a beneficial interest in a Global Note; (B) deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; (C) furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent; (D) pay the funds, if any, required by Section 2.03, and (E) pay any documentary, stamp or similar issue or transfer tax, fee or duty due, if any, upon the issuance and delivery of Common Stock upon conversion.
          In addition, Notes in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Notes pursuant to Section 3.01 may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, unless the Company defaults in the payment of the repurchase price.
          The date on which the requirements set forth above in this Section 9.02 have been satisfied by the Holders thereof as to such Notes (or portion thereof) will be the “Conversion Date” with respect to such Notes (or portion thereof).

          The cash and, if applicable, Common Stock (and cash in lieu of fractional Common Stock) delivered in satisfaction of the Company’s Conversion Obligation will be delivered to such Holder after satisfaction of the requirements for conversion set forth above in accordance with Section 9.10.
          In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
          Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company) and the Depositary shall reduce the principal amount of such Global Note in their records. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
          Except as provided in Section 2.03, upon conversion, a Holder will not receive any separate cash payment of accrued and unpaid interest on the Notes. Accrued and unpaid interest to the Conversion Date is deemed to be paid in full by the Conversion Settlement Amount delivered or paid rather than cancelled, extinguished or forfeited.
          A Noteholder is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 9. The Noteholder that has converted its Notes (or if such person designated another person to whom such Common Stock shall be issued and delivered, such person) shall be treated as a holder of record of such Common Stock as of 5:00 p.m., New York City time, on the final Settlement Period Trading Day of the applicable Conversion Period.
          When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Business Day following the Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such Notes, the Conversion Settlement Amount as described in Section 9.10. If the Company makes an Exchange Election, the Company will, by the close of business on the second Business Day following the relevant Conversion Date, but in no event later than April 15, 2013, notify the Holder surrendering its Notes for conversion that the Company has made such Exchange Election and the Company will notify the designated financial institution of the relevant deadline for delivery of the Conversion Settlement Amount. Any Notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related Conversion Settlement Amount, or if such designated financial institution does not accept the Notes for exchange, the Company will deliver the relevant Conversion Settlement Amount as if the Company had not made an Exchange Election. The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require such institution to accept any Notes.

     Section 9.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional shares of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall instead deliver cash with respect to the fractional shares of Common Stock calculated by multiplying the Volume Weighted Average Price on the final Settlement Period Trading Day of the applicable Conversion Period by the fractional amount and rounding the product to the nearest cent.
     Section 9.04 Conversion Rate.
     (a) Each $1,000 principal amount of the Notes shall be convertible based upon the Conversion Rate.
     (b) If and only to the extent a Holder elects to convert Notes in connection with a Non-Stock Change of Control, the Company shall increase the Conversion Rate applicable to such converted Notes as set forth below. A conversion of the Notes by a Holder will be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the Conversion Notice is received by the Conversion Agent during the period from the Business Day following the effective date of the Non-Stock Change of Control to 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Repurchase Date.
          The number by which the Conversion Rate is increased will be determined by reference to the table below, based on the date on which the Non-Stock Change of Control becomes effective (the “Adjustment Date”) and the Common Stock Price paid or deemed paid with respect to each share of Common Stock in the Non-Stock Change of Control (the “Non-Stock Change of Control Share Price”), subject to adjustments as described below. The number that the Conversion Rate will be increased set forth in the table below shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted. The Common Stock Prices set forth in the first row of the table below (i.e. the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted, to equal the Common Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which
     (1) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the adjustment to the Common Stock Price and
     (2) the denominator shall be the Conversion Rate as so adjusted.

          The following table sets forth the number that the Conversion Rate shall be increased:
Common Stock Price

Adjustment
Date	$9.50	$12.11	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00
July 2, 2008	22.7038	15.0080	10.4668	8.1037	6.5096	5.3736	4.5275	3.8758	3.3596	2.9406	2.5943	2.3030	2.0549
July 15,2009	22.7038	13.8718	9.3395	7.0794	5.6060	4.5851	3.8417	3.2738	2.8309	2.4760	2.1837	1.9387	1.7307
July 15,2010	22.7038	12.6714	8.0724	5.9173	4.5839	3.7003	3.0757	2.6136	2.2571	1.9730	1.7405	1.5485	1.3849
July 15,2011	22.7038	11.1565	6.4226	4.4244	3.2979	2.6057	2.1469	1.8213	1.5768	1.3846	1.2280	1.0970	0.9851
July 15,2012	22.7038	8.7167	3.9084	2.3183	1.6053	1.2434	1.0302	0.8861	0.7783	0.6921	0.6204	0.5591	0.5058
July 15,2013	22.7038	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          provided, however, that:
(i) If the actual Common Stock Price and actual Adjustment Date are not set forth on the table above and the actual Common Stock Price is between two Common Stock Prices on the table or the actual Adjustment Date is between two Adjustment Dates on the table, the number that the Conversion Rate shall be increased shall be determined by straight-line interpolation between the number that the Conversion Rate shall be increased set forth for the higher and lower Common Stock Price amounts and the earlier and later Adjustment Dates, as applicable, based on a 360-day year;
(ii) If the actual Common Stock Price is in excess of $40.00 per share of Common Stock (subject to adjustment in the same manner as and as of any date on which the Common Stock Prices set forth in the first row of the table above), the Conversion Rate will not be increased; and
(iii) If the actual Common Stock Price is less than $9.50 per share of Common Stock (subject to adjustment in the same manner as and as of any date on which the Common Stock Prices set forth in the first row of the table above), the Conversion Rate will not be increased.
          Notwithstanding the foregoing, in no event will the total number added to the Conversion Rate exceed 105.2631 per $1,000 principal amount of such Notes, subject to adjustment on account of an adjustment to the Conversion Rate as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted.
     Section 9.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, in each case, to all or substantially all holders of Common Stock (other than a dividend or distribution in connection with a transaction to which Section 9.06 applies), then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0		CS1

			×	CS0
          where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

CS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

CS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.
               Any adjustment made pursuant to this Section 9.05(a) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 9.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 9.05(a), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution shall not include shares of Common Stock held in treasury, if any. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury, if any.
           (b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock (in each case, other than in connection with a transaction to which Section 9.06 applies), the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0		CS1

			×	CS0
          where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

CS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination; and

CS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.
               Any adjustment made pursuant to this Section 9.05(b) shall become effective immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination.
          (c) In case the Company shall issue rights (other than rights issued pursuant to a stockholder rights plan) or warrants to all or substantially all holders of Common Stock (other than an issuance in connection with a transaction to which Section 9.06 applies) entitling them to purchase, for a period expiring within 45 calendar days of the date of issuance, Common Stock at an aggregate price per share less than the average of the Closing Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for the distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0		CS0+X

			×	CS0+Y
          where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such issuance;

CS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the average of the Closing Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such issuance.
               Any adjustment made pursuant to this Section 9.05(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance. If any rights or warrants described in this Section 9.05(c) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Company publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable to exercise such rights and warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). For purposes of this Section 9.05(c), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance shall not include shares of Common Stock held in treasury, if any. The Company will not issue any such rights or warrants in respect of shares of Common Stock held in treasury, if any.
          (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Common Stock, evidences of the Company’s indebtedness or assets (including securities, but excluding: (i) any dividends or distributions referred to in Section 9.05(a); (ii) shares delivered in connection with subdivisions of our common stock referred to in Section 9.05(b), (iii) any rights or warrants referred to in Section 9.05(c); (iv) any dividends or distributions referred to in Section 9.05(e); (v) any dividends or distributions in connection with a transaction to which Section 9.06 applies, or (vi) any Public Spin-Offs to which the provisions set forth below in this Section 9.05(d) applies) (any of the foregoing hereinafter in this Section 9.05(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0		SP0

			×	SP0-FMV
          where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value on the Ex-Dividend Date for such distribution of the Distributed Assets so distributed, expressed as an amount per share of Common Stock.
               If the transaction that gives rise to an adjustment pursuant to this Section 9.05(d) is, however, one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of Capital Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (i.e. a spin-off) that are, or, when issued, will be, traded or listed on The Nasdaq Global Market, The Nasdaq Global Select Market, the New

York Stock Exchange or any other U.S. national securities exchange or market (a “Public Spin-Off”), then the Conversion Rate shall instead be adjusted based on the following formula:

CR1	=	CR0		FMV0 + MP0

			×	MP0
          where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Closing Sale Prices of the Distributed Assets applicable to one share of Common Stock during the 10 consecutive Trading Day period commencing on and including the effective date of the Public Spin-Off (the “Public Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of Common Stock during the Public Spin-Off Valuation Period.
               Any adjustment made pursuant to this Section 9.05(d) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution. If any dividend or distribution of the type described in this Section 9.05(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate is required under this Section 9.05(d) during any Conversion Period in respect of Notes that have been tendered for conversion, delivery of the related Conversion Settlement Amount shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 9.05(d).
               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.05 (and no adjustment to the Conversion Rate under this Section 9.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.05(d), except as set forth in Section 9.09. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof), except as set forth in Section 9.09. In addition, except as set forth in Section 9.09, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.05 was made (including any adjustment contemplated by Section 9.09), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
               No adjustment of the Conversion Rate shall be made pursuant to this Section 9.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to Holders of Notes upon conversion by such Holders of Notes to Common Stock.
           (e) In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Common Stock a dividend or other distribution of exclusively cash excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a transaction to which Section 9.06 applies, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0		SP0

			×	SP0 – DIV
          where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

DIV	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

               Any adjustment made pursuant to this Section 9.05(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 9.05(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
           (f) In case of purchases of Common Stock pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of Common Stock, to the extent that the Fair Market Value of cash and any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as it may be amended, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0		FMV + (SP1 x CS1)

			×	SP1 x CS0
          where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR1	=	the Conversion Rate in effect on the Trading Day immediately following the Expiration Date;

FMV	=	the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

CS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”) (after giving effect to such tender or exchange offer);

CS0		the number of shares of Common Stock outstanding immediately before the Expiration Time (prior to giving effect to such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of Common Stock during the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately after the Expiration Date.
               Any adjustment made pursuant to this Section 9.05(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the Expiration Date. If the Company, or one of its Subsidiaries, is obligated to purchase Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 9.05(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 9.05(f). If an adjustment to the Conversion Rate is required pursuant to this Section 9.05(f) during any Conversion Period in respect of Notes that have been tendered for conversion, delivery of the related Conversion Settlement Amount shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 9.05(f).
     (g) In cases where the Fair Market Value of Distributed Assets and cash, other than with respect to a Public Spin-Off, as to which Sections 9.05(d) and 9.05(e) apply, applicable to one share of Common Stock, distributed to holders of Common Stock:
     (i) equals or exceeds the average of Closing Sale Prices of Common Stock during the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or
     (ii) the average of the Closing Sale Prices of Common Stock during the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution exceeds the Fair Market Value of such Distributed Assets or cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to the Conversion Settlement Amount, the Distributed Assets or cash, as applicable, that such Holder would have been entitled to receive if such Holder had been a record holder of Common Stock on the Record Date for determining the stockholders entitled to receive the distribution.
     (h) In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Market, the Company from time to time may increase the Conversion Rate by a specified amount for a period of at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the interest of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the increase, which notice will be given at least 15 calendar days prior to the effective date of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by Sections 9.05(a) through 9.05(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.

     (i) If during a period applicable for calculating the Volume Weighted Average Price or Closing Sale Price of Common Stock or any other security, an event occurs that requires an adjustment to the Conversion Rate, the Volume Weighted Average Price or Closing Sale Price of such security shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of such security during such period. Whenever any provision of this First Supplemental Indenture requires a calculation of an average of Closing Sale Prices of Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Conversion Rate that becomes effective or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs at any time during the period during which the average is to be calculated. Furthermore, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 9.05, such adjustments shall be made to Closing Sale Prices as may be necessary or appropriate to effectuate the intent of this Section 9.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
          If (A) Common Stock or other securities are deliverable as part of the Daily Settlement Amount for a given Settlement Period Trading Day and (B) an adjustment to Conversion Rate pursuant to this Section 9.05 occurs after such Settlement Period Trading Day and prior to the last Settlement Period Trading Day within the applicable Conversion Period, then the number of shares of Common Stock deliverable in respect of such Settlement Period Trading Day shall be adjusted in the same manner that the Conversion Rate has been adjusted.
     (j) All calculations under this Article 9 shall be made by the Company and not by the Trustee or Conversion Agent, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share of Common Stock, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or for any issuance of Common Stock or convertible or exchangeable securities or, except as provided in this Section 9.05, rights to purchase Common Stock or convertible or exchangeable securities.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company will publicly announce through a reputable national newswire in the United States the relevant information and make this information available on the Company Website. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee and the Conversion Agent (provided the Conversion Agent is not the Company) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which each has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (l) For purposes of this Section 9.05, the number of shares of Common Stock at any time outstanding shall not include Common Stock held in the treasury of the Company but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.
     (m) Notwithstanding any of the foregoing clauses in this Section 9.05, the applicable Conversion Rate will not be adjusted pursuant to this Section 9.05 if the Holders of the Notes are permitted to participate (as a result of holding the Notes and contemporaneously with holders of Common Stock) in any of the transactions that would otherwise give rise to adjustment pursuant to this Section 9.05 as if such Holders of the Notes held a number of Shares of Common Stock equal to the applicable Conversion Rate five Business Days prior to the effective date of the applicable transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.
     Section 9.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:
     (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or
     (b) any consolidation or merger of the Company with or into another Person, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of all or substantially all of the Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that from and after the effective date of such transaction each such Note shall, without the consent of any Holders of Notes, upon the occurrence of any event that triggers a conversion right and during the periods set forth in the description of such triggering event, in each case, as described in this Article 9, become convertible in accordance with the procedures set forth in Section 9.02, except that the Daily Conversion Value will be based on only the kind and amount of the consideration that the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”). In all cases, the conditions relating to conversion of Notes specified herein (including in Section 9.01, to the extent applicable, and Section 9.02) (modified as appropriate in the good faith judgment of the Board of Directors to apply properly to the Reference Property in lieu of Common Stock) and the provisions of Section 9.10 relating to the Company’s satisfaction of the Conversion Obligation upon conversion of Notes shall continue to apply following such transaction, with the Daily Conversion Value, the Daily Settlement Amount and the Volume Weighted Average Price based on the Reference Property; provided, however, that if the holders of Common Stock receive only cash in such transaction, the Conversion Settlement Amount shall equal the Conversion Rate in effect on the Conversion Date multiplied by the price paid per share of Common Stock in such transaction and settlement will occur on the third Trading Day following the Conversion Date. If such transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property shall be deemed to be the kind and amount of consideration elected to be received by a majority of shares of Common Stock voted for such an election (if electing between two types of consideration) or a plurality of shares of Common Stock voted for such an election (if electing between more than two types of consideration), as the case may be. The Company may not become a party to any such transaction unless its terms are consistent with the foregoing in all material respects. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9, as determined in good faith by the Company or successor or purchasing corporation.
          If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets received thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 9.
          The Company shall cause notice of the execution of such supplemental indenture to be mailed or delivered to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Simultaneously with providing such notice, the Company shall announce through a reputable national newswire in the United States the relevant information and make this information available on the Company Website. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          The above provisions of this Section 9.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
          If this Section 9.06 applies to any event or occurrence, Section 9.05 shall not apply.
     Section 9.07 Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall at all times maintain out of its authorized but unissued shares of Common Stock enough shares to permit the issuance of shares of Common Stock upon the conversion, in accordance herewith, of all of the Notes. The shares of Common Stock, if any, due upon conversion of a Global Note shall be delivered by the Company in accordance with the Depository’s customary practices. All shares of Common Stock which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free from all liens, taxes, charges or adverse claims.
          Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the shares Common Stock may be validly and legally issued at such adjusted Conversion Rate.
          The Company covenants to take all such actions as may be required for the payment in accordance herewith of shares of Common Stock, if any, deliverable upon the conversion of any Note, including the acceptance of such shares of Common Stock into the book-entry system maintained by the Depository. Without limiting the generality of the foregoing, the Company further covenants that, (i) if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be and (ii) if at any time Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as Common Stock shall be so listed on such exchange or automated quotation system, all shares of Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such shares of Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such shares of Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 9.08 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.06 relating either to the kind or amount of shares of Capital Stock or other securities or other assets or property (including cash) receivable by Holders of Notes upon the conversion of their Notes after any event referred to in such Section 9.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Notwithstanding any other provision herein, the Trustee has no duty to determine when an adjustment under this Article 9 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 9.06 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 9. Each Conversion Agent (other than Company or an Affiliate of the Company) shall have the same protection under this Section 9.08 as the Trustee. Neither the Trustee nor the Conversion Agent shall have any duty to verify the calculations of the Company or its agents and shall have no liability in connection therewith. Neither the Conversion Agent nor the Trustee shall have any responsibility to monitor the compliance of the Company with the provisions relating to conversion herein.
     Section 9.09 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, Holders of the Notes will receive upon a conversion of Notes in respect of which the Company delivers Common Stock in partial satisfaction of the Company’s Conversion Obligation, in addition to such Common Stock, rights under the Company’s stockholder rights plan unless, prior to such conversion, the rights have separated from Common Stock, in which case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock, shares of Capital Stock, evidences of indebtedness or assets as described in Section 9.05(d), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 9.10 Settlement Upon Conversion. Upon any conversion of Notes, the Company will deliver to converting Holders in satisfaction of its Conversion Obligation in respect of each $1,000 principal amount of Notes being converted a “Conversion Settlement Amount” consisting of cash and, if applicable, Common Stock, which shall be equal to the sum of the Daily Settlement Amounts for each of the 20 Settlement Period Trading Days during the applicable Conversion Period, subject to Section 9.06.
          The following definitions shall apply for purposes of calculating the Conversion Settlement Amount:
          “Conversion Period” means, with respect to any Note delivered for conversion, the period of 20 consecutive Settlement Period Trading Days:
(i) with respect to Conversion Notices in respect of such Note received during the period beginning 25 Scheduled Trading Days preceding the Maturity Date, beginning on and including the 22nd Scheduled Trading Day immediately preceding the Maturity Date;

(ii) in all other cases, beginning on and including the third Settlement Period Trading Day following the Conversion Date.
          The “Daily Settlement Amount” for each $1,000 principal amount of Notes, for each of the 20 Settlement Period Trading Days during the applicable Conversion Period, shall consist of:
(i) cash equal to the lesser of $50 and the Daily Conversion Value; and
(ii) to the extent the Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the Volume Weighted Average Price of Common Stock for such day.
          “Daily Conversion Value” means, for any Settlement Period Trading Day, one-twentieth (1/20) of the product of (1) the Conversion Rate in effect on that Settlement Period Trading Day and (2) the Volume Weighted Average Price of Common Stock (or, if the Conversion Settlement Amount is then based on the Reference Property in accordance with Section 9.06, a unit of the Reference Property) on that Settlement Period Trading Day. For the purposes of determining the Daily Conversion Value, the following provisions shall apply: (i) if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of “Volume Weighted Average Price,” then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the Fair Market Value of such property; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.
          The Conversion Settlement Amount will be delivered on the third Trading Day following the final Settlement Period Trading Day of the applicable Conversion Period.

ARTICLE 10
MISCELLANEOUS
     Section 10.01 First Supplemental Indenture Controls. This First Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 9.1 of the Original Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this First Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this First Supplemental Indenture shall govern.
     Section 10.02 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 10.03 Successors. All agreements of the Company in this First Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
     Section 10.04 Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 10.05 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 10.06 Calculations. Except as otherwise provided herein, the Company shall be solely responsible for making all calculations called for under this First Supplemental Indenture and the Notes. The Company or its Agents shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on the Trustee, the Conversion Agent and the Holders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee or the Conversion Agent, as applicable, shall deliver a copy of such schedule to any Holder upon the request of such Holder.
     Section 10.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by a meeting of Noteholders. The Registrar, the Paying Agent and the Conversion Agent may make reasonable rules for their functions.
     Section 10.08 No Redemption. No optional redemption of the Notes by the Company is provided. Accordingly, Article 11 of the Original Indenture shall not apply with respect to the Notes.

     Section 10.09 No Sinking Fund. No sinking fund is provided for the Notes. Accordingly, Article 12 of the Original Indenture shall not apply with respect to the Notes.
[Signature page follows.]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EVERGREEN SOLAR, INC., as Company
By:	/s/ Michael El-Hillow
Name:	Michael El-Hillow
Title:	Chief Financial Officer and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

First Supplemental Indenture

EXHIBIT A
FORM OF FACE OF NOTE
Global Notes Legend
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR CONVERSION OR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$
4% Senior Convertible Note due 2013

CUSIP No.: 30033RAC2	ISIN: US30033RAC25
          Evergreen Solar, Inc., a Delaware corporation, promises to pay to [                                        ], or its registered assigns, the principal sum of                      Dollars [, or such lesser amount as is indicated in the records of the Trustee and the Depositary, and set forth on the Schedule of Increases and Decreases in Global Note attached hereto,]* on July 15, 2013 and to pay interest thereon from [                    ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of each year, commencing January 15, 2009, at the rate of 4% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, as provided in the Indenture, generally be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date with respect to such Interest Payment Date, which shall be December 30 and June 30 (whether or not a Business Day) preceding the applicable January 15 and July 15 Interest Payment Date, respectively.
          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period that is less than a whole month shall be computed on the basis of the actual number of days elapsed during such less than whole-month period divided by 360. If any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day and no additional interest or other amount will be paid as a result of any such postponement.
          Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
*	Include for Global Notes.
          IN WITNESS WHEREOF, Evergreen Solar, Inc. has caused this instrument to be duly executed.

EVERGREEN SOLAR, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Notes referred to in the Indenture.
By:
     Authorized Signatory

FORM OF REVERSE SIDE OF NOTE
4% Senior Convertible Note due 2013
          EVERGREEN SOLAR, INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of July 2, 2008, as amended by the First Supplemental Indenture dated as of July 2, 2008 (the “First Supplemental Indenture”) (such Indenture, as amended by the First Supplemental Indenture and as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and U.S. Bank National Association, as Trustee (the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
1.	Reporting Additional Interest
          The Holder of this Note shall be entitled to receive Reporting Additional Interest as and to the extent provided in the Indenture.
2.	Method of Payment
          The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at 5:00 p.m., New York City time, on the Regular Record Date with respect to the applicable Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
          The Company shall pay interest on:
(i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee,
(ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Holder of such Notes as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee, and
(iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Paying Agent and Registrar at least five

Business Days prior to the relevant Interest Payment Date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee.
3.	Paying Agent and Registrar and Conversion Agent
          Initially, the Trustee will act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent or Bid Solicitation Agent without notice. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, Conversion Agent or Bid Solicitation Agent.
4.	Ranking
          This Note is a general senior, unsecured obligation of the Company and ranks equal in right of payment with all of the Company’s existing and future senior indebtedness. This Note ranks senior in right of payment to all of the Company’s existing or future indebtedness that is expressly subordinated to this Note.
5.	Optional Redemption
          This Note is not redeemable at the option of the Company at any time prior to maturity.
6.	Repurchase at the Option of Noteholders Upon a Fundamental Change
          If a Fundamental Change occurs at any time prior to maturity of the Notes, this Note will be subject to a repurchase, at the option of the Holder, on a Fundamental Change Repurchase Date specified by the Company that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Fundamental Change, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest shall be payable on such Fundamental Change Repurchase Date to the Holder of record of this Note on the applicable Regular Record Date instead of the Holder surrendering the Note for repurchase on such date. For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, in accordance with the terms of the Indenture, the Fundamental Change Repurchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.
          Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, all as provided in the Indenture.

7.	Conversion
          Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note based on an initial Conversion Rate of 82.5593 shares of Common Stock per $1,000 principal amount of Notes, as the same may be adjusted pursuant to the terms of the Indenture. As specified in the Indenture, upon conversion, the Company will deliver cash and, if applicable, Common Stock equal to the sum of the Daily Settlement Amounts for each of the 20 Settlement Period Trading Days during the applicable Conversion Period.
          If and only to the extent Holders elect to convert the Notes in connection with a Non-Stock Change of Control, the Company will increase the Conversion Rate applicable to such converting Notes in accordance with the Indenture.
          If this Note (or portion hereof) is surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date for an Interest Payment Date but prior to the corresponding Interest Payment Date, it shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (i) with respect to conversions after 5:00 p.m., New York City time, on the Regular Record Date immediately preceding the Maturity Date; (ii) with respect to conversions in connection with a Fundamental Change if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; and (iii) with respect to any Defaulted Interest, if Defaulted Interest exists at the time of conversion with respect to such Notes.
          Accrued and unpaid interest, if any, to the Conversion Date is deemed to be paid in full by the Conversion Settlement Amount delivered or paid rather than cancelled, extinguished or forfeited.
          No fractional shares of Common Stock will be issued upon any conversion of Notes, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share of Common Stock that would otherwise be issuable upon the surrender of any Note or Notes for conversion.
          A Note in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.
8.	Responsibility of Trustee
          The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in Article 9. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.06 relating either to the kind or amount of shares of Capital Stock or other securities or other assets or property (including cash) receivable by Holders of Notes upon the conversion of their Notes after any event referred to in such Section 9.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Notwithstanding any other provision herein, the Trustee has no duty to determine when an adjustment under Article 9 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.06 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with Article 9. Each Conversion Agent (other than Company or an Affiliate of the Company) shall have the same protection under Section 9.08 as the Trustee. Neither the Trustee nor the Conversion Agent shall have any duty to verify the calculations of the Company or its agents and shall have no liability in connection therewith. Neither the Conversion Agent nor the Trustee shall have any responsibility to monitor the compliance of the Company with the provisions relating to conversion herein.
9.	Denominations, Transfer, Exchange
          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
10.	Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.
11.	Unclaimed Money
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.
12.	Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Noteholder but with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and (ii) any Default or Event of Default may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. In certain circumstances set forth in the Indenture, the Company and the Trustee may amend the Indenture or the Notes without the consent of any Noteholder.
13.	Defaults and Remedies
          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, except as provided in the Indenture (including special provisions for an Event of Default relating to the failure of the Company to comply with its agreements in respect of periodic reporting as set forth in Section 6.10 of the First Supplemental Indenture). If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind and annul such declaration with respect to the Notes and its consequences. No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed or to convert the Note as provided in the Indenture.
14.	Trustee Dealings with the Company
          Subject to certain limitations set forth in Article 6 of the Original Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
15.	No Recourse Against Others
          No director, officer, employee, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16.	Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
17.	Abbreviations
          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18.	GOVERNING LAW
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
19.	CUSIP, Common Code and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, Common Code (if applicable) and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP, Common Code (if applicable) and ISIN numbers in all notices issued to Noteholders as a convenience to such Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Noteholder upon written request and without charge to the Holder a copy of the Indenture.

[SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE]*
Evergreen Solar, Inc.
4% Senior Convertible Note due 2013
The following increases or decreases in this Global Note have been made:

			Principal amount of	Signature of
			this Global Note	authorized
	Amount of decrease	Amount of increase	following such	signatory of
	in principal amount	in principal amount	decrease or	Trustee, Depository
Date	of this Global Note	of this Global Note	increase	or other custodian

*	Include for Global Notes.

CONVERSION NOTICE
TO: EVERGREEN SOLAR, INC., and U.S. BANK NATIONAL ASSOCIATION, as Trustee
          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note and directs that (A) the cash and, if applicable, shares of common stock of Evergreen Solar, Inc., a Delaware corporation (the “Company”), deliverable in accordance with Section 9.10 of the First Supplemental Indenture upon such conversion and (B) any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares of Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below. Any amount required to be paid by the undersigned on account of documentary, stamp or similar issue or transfer tax, fee or duty or interest accompanies this Note.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
          Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares of Common Stock is to be made, if to be made, other than to and in the name of the registered Holder:
Please print name and address
(Name)
(Street Address)
(City, State and Zip Code)
Principal amount to be converted
(if less than all):
$
Social Security or Other Taxpayer
Identification Number:
NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE
TO: EVERGREEN SOLAR, INC. and U.S. BANK NATIONAL ASSOCIATION, as Trustee
          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Evergreen Solar, Inc., a Delaware corporation (the “Company”), regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with, except as provided in the Indenture, accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.
Dated:

Signature(s)
NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.
Notes Certificate Number (if applicable):
Principal amount to be repurchased
(if less than all, must be $1,000 or whole multiples thereof):
Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
     For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.